Exhibit 99.2

Investor Contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

Media Contacts:

Ron Ticho or Jennifer Moritz

Zer0 to 5ive

610-360-0205 or 718-623-0355

rticho@orasure.com or jmoritz@0to5.com

OraSure Technologies Appoints New President and Chief Executive Officer

- Conference Call/Webcast Scheduled For 1:00 PM Eastern Time Today -

BETHLEHEM, PA – June 23, 2004 – (BW HealthWire) – OraSure Technologies, Inc. (NASDAQ NM:OSUR), a market leader in oral fluid diagnostics, today announced that Douglas A. Michels has been named President and Chief Executive Officer and appointed to the Company’s Board of Directors. Mr. Michels will replace Mike Gausling, who has been OraSure’s President and Chief Executive Officer since January 2002 and a member of the Company’s Board since September 2000. Mr. Gausling had previously announced that he would retire this year.

Mr. Michels has had more than twenty-three years of experience in the medical device, diagnostics and managed care industries, primarily with the Johnson & Johnson family of companies (“J&J”). He has served as Group Vice President, Global Marketing of Ortho-Clinical Diagnostics, President of Ortho-Clinical Diagnostics International, President of Johnson & Johnson Healthcare Systems, Inc. and Vice President Sales & Marketing of Johnson & Johnson Healthcare Systems, Inc. Earlier in his J&J career, Mr. Michels held various positions of increasing responsibility, including Vice President, Sales & Marketing, Vice President/General Manager – Immunocytometry Business, Executive Director Sales & Marketing, Director of Marketing, Director of Sales and Regional Sales Manager for Ortho Diagnostic Systems, Inc. Prior to joining J&J, Mr. Michels worked for the Diagnostics Division of Abbott Laboratories in various sales and product management positions.

Mr. Michels received a B.S. degree in Public Health Administration from the University of Illinois in 1978 and an M.B.A. from Rutgers University in 1990.

“We are very pleased that Doug has decided to join OraSure,” said Douglas G. Watson, OraSure’s Chairman of the Board. “Doug’s extensive experience in the medical device and diagnostics field, and in particular his proven track record in achieving substantial revenue growth and increased market penetration, is exactly what we need to take OraSure to the next level. We believe his strong leadership experience will help OraSure attain its aggressive financial and business goals.”

- more -

“I am very excited to be joining the OraSure team,” said Doug Michels. “I believe OraSure has a great business model and a very strong and talented management team. With the recent regulatory approvals obtained for the Company’s OraQuick® Rapid Antibody HIV-1/2 Test and its strong balance sheet, I believe OraSure is well positioned to further penetrate the infectious disease testing market with this important product and to pursue other strategic opportunities to help achieve its growth objectives.”

Conference Call/Audio Webcast

OraSure Technologies will host a conference call with analysts and an audio webcast to introduce Mr. Michels and discuss his appointment as President and Chief Executive Officer, beginning at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) today. On the call will be Mike Gausling, Ronald H. Spair, Chief Financial Officer, and Doug Michels.

In order to listen to the conference call, please either dial 888-742-2024 (Domestic) or 706-643-0033 (International) or go to OraSure Technologies’ web site, www.orasure.com, and click on the Investor Info link at the top of the page, at least ten minutes prior to the start of the call, to register and download and install any necessary audio software. A replay of the call will be archived on OraSure Technologies’ web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until June 30, 2004, by dialing 800-642-1687 (Domestic) or 706-645-9291 (International) and entering the Conference ID #8354353.

The webcast will also be distributed over the CCBN (Corporate Communications Broadcast Network) Investor Distribution Network. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About OraSure Technologies

OraSure Technologies develops, manufactures and markets oral fluid specimen collection devices using proprietary oral fluid technologies, diagnostic products including immunoassays and other in vitro diagnostic tests, and other medical devices. These products are sold in the United States as well as internationally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, distributors, government agencies, physicians’ offices, and commercial and industrial entities.

OraSure Technologies is the leading supplier of oral-fluid collection devices and assays to the life insurance industry and public health markets for the detection of antibodies to HIV-1. In addition, the Company supplies oral-fluid testing solutions for drugs of abuse testing. For more information on the Company, please go to www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to revenues, productivity, products, and markets. Actual results could be significantly different. Factors that could affect results include the ability to market products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing products and up-converting phosphor technology products; ability to fund research and development and other projects and operations; ability to maintain new or existing product distribution channels (including OraSure’s ability to implement a direct sales effort or other alternative distribution for OraQuick®); reliance on sole supply sources for critical product components; availability of related products produced by third parties; ability to obtain and timing of obtaining necessary regulatory approvals; ability to comply with applicable regulatory requirements; history of losses and ability to achieve sustained profitability; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; ability to obtain licenses to patents (including HIV-2 patents) or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; ability to meet financial covenants in agreements with financial institutions; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; changes in relationships with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; changes in accounting practices or interpretation of accounting requirements; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; ability to complete consolidation or restructuring activities; ability to identify, complete and realize the full benefits of potential acquisitions; and general political, business and economic conditions. These and other factors are discussed more fully in the Securities and Exchange Commission (“SEC”) filings of OraSure Technologies, including its registration statements, its Annual Report on Form 10-K for the year ended December 31, 2003, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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